UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Securityholders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Designation

As previously disclosed, on October 8, 2025, TransCode Therapeutics, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware in connection that certain Membership Interest Purchase Agreement dated as of October 8, 2025 (the “Purchase Agreement”), by and between the Company and DEFJ, LLC, a Delaware limited liability company (“DEFJ”), and that certain Investment Agreement dated as of October 8, 2025 (the “Investment Agreement”), by and between the Company and DEFJ. On October 27, 2025, the Company, upon obtaining the consent of a majority of the holders of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), and Series B Non-Voting Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), and the approval of the Company’s Board of Directors, filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock and Series B Preferred Stock (the “Amended and Restated Certificate of Designation”) with the Secretary of State of the State of Delaware..

On August 3, 2026, upon obtaining the consent of a majority of the holders of the Preferred Stock, and the approval of the Company’s Board of Directors, the Company filed a Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (the “Second Amended and Restated Certificate of Designation”) with the Secretary of State of the State of Delaware.

The Second Amended and Restated Certificate of Designation amended Section 6.3.3 of the Amended and Restated Certificate of Designation to remove the requirement of 60 days’ notice to change and/or waive the beneficial ownership limitation set forth in the Amended and Restated Certificate of Designation. The Second Amended and Restated Certificate of Designation effected no other changes to the Amended and Restated Certificate of Designation other than the foregoing, and no additional securities were issued or sold in connection with the filing.

The foregoing description of the Second Amended and Restated Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock of TransCode Therapeutics, Inc., dated August 3, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Thomas A. Fitzgerald
	Name:	Thomas A. Fitzgerald
	Title:	Chief Financial Officer and Secretary
August 3, 2026

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